Exhibit 32.02

CERTIFICATION OF CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350

The undersigned, Robert M. Sullivan, the Vice President and Chief Financial Officer, of RBC Bearings Incorporated (the “Company”), pursuant to 18 U.S.C. §1350, hereby certifies:

(i) the Quarterly Report on Form 10-Q for the period ended December 26, 2020 of the Company (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: January 29, 2021

/s/ Robert M. Sullivan
Robert M. Sullivan
Vice President and Chief Financial Officer